UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2012
Coeur d'Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation or organization)
1-8641 (Commission File Number)
82-0109423 (IRS Employer Identification No.)
505 Front Ave., P.O. Box “I” Coeur d'Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Coeur D'Alene Mines Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders on May 8, 2012, in New York, NY. The Company's shareholders voted on the following three proposals at the Annual Meeting. The number of votes cast for and against each proposal and the number of withheld votes, abstentions and broker non-votes are set forth below.
Proposal 1. Election of Directors
The shareholders elected the following nine individuals to the Company's Board of Directors for one-year terms expiring at the 2013 Annual Meeting. The voting results were as follows:

	For	Against	Withheld	Broker Non-Votes
L. Michael Bogert	49,211,476	—	1,157,705	16,784,255
James J. Curran	49,748,018	—	621,163	16,784,255
Sebastian Edwards	49,225,277	—	1,143,904	16,784,255
Mitchell J. Krebs	49,779,145	—	590,036	16,784,255
Andrew Lundquist	41,779,565	—	8,589,616	16,784,255
Robert E. Mellor	49,034,781	—	1,334,400	16,784,255
John H. Robinson	49,062,190	—	1,306,991	16,784,255
J. Kenneth Thompson	49,640,718	—	728,463	16,784,255
Timothy R. Winterer	49,737,833	—	631,348	16,784,255
Proposal 2. Advisory Resolution on Executive Compensation
The shareholders approved an advisory resolution on executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
48,486,968	1,741,472	140,741	16,784,255
Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm
The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2012 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
66,254,413	739,496	159,527	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012	Coeur d'Alene Mines Corporation By: /s/ Frank L. Hanagarne, Jr. Name:Frank L. Hanagarne, Jr. Title: Senior Vice President and Chief Financial Officer

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